UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 20, 2017

HOME BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

000-51904	71-0682831
(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)

(501) 339-2929

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On April 21, 2017, Home BancShares, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Report”) to report, among other things, the appointment of Jim Rankin, Jr. and Karen Garrett to its Board of Directors. This Amendment No. 1 on Form 8-K/A is being filed to update and supplement the Report to disclose the committees of the Board of Directors to which Mr. Rankin and Ms. Garrett have been named. Except as otherwise provided herein, the other disclosures made in the Report remain unchanged.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on April 20, 2017, the Board of Directors of the Company approved an increase in the number of directors on the Board pursuant to the Company’s Restated Articles of Incorporation, as amended, to 15 directors effective April 21, 2017, and elected Jim Rankin, Jr. and Karen Garrett to fill the resulting vacancies on the Board. On May 2, 2017, the Board of Directors appointed Mr. Rankin to serve on the Compensation Committee, the Nominating and Corporate Governance Committee and the Asset/Liability Committee of the Board of Directors and Ms. Garrett to serve on the Audit Committee and the Asset/Liability Committee of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.
(Registrant)

Date: May 4, 2017	/s/ Jennifer C. Floyd
Jennifer C. Floyd
Chief Accounting Officer